                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

COUNTRY OR REGION                        OFFICIAL NAME
-----------------                        -------------
Australia                        Turnstone Australia Pty. Ltd.

Cayman Islands                   Turnstone Systems International Ltd.

Delaware                         Turnstone Holdings LLC

France                           Turnstone Systems SARL

Germany                          Turnstone Systems GmbH

New Zealand                      Turnstone New Zealand

United Kingdom                   Turnstone International (UK) Limited